UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2022

Fortress Transportation and Infrastructure Investors LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37386	32-0434238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor, New York, New York 10105
(Address of Principal Executive Offices) (Zip Code)

(212) 798-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Shares, $0.01 par value per share	FTAI	The Nasdaq Global Select Market
8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares	FTAIP	The Nasdaq Global Select Market
8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares	FTAIO	The Nasdaq Global Select Market
8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares	FTAIN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

Offering of Notes

On July 7, 2022, FTAI Infrastructure LLC, a Delaware limited liability company (“FTAI Infrastructure”), and a subsidiary of Fortress Transportation and Infrastructure Investors LLC (the “Company”), closed its private offering of $450.0 million aggregate principal amount of 10.500% senior secured notes due 2027 (the “Notes”), at an issue price equal to 94.585% of principal, plus accrued interest from and including July 7, 2022. The offering was made in connection with the proposed distribution by the Company of all of the outstanding shares of common stock of FTAI Infrastructure Inc. (the “spin-off”). Prior to the consummation of the spin-off, FTAI Infrastructure will convert to a Delaware corporation and will change its name to FTAI Infrastructure Inc. The Notes were initially issued through a subsidiary of FTAI Infrastructure, FTAI Infra Escrow Holdings, LLC, a Delaware limited liability company (the “Escrow Issuer”). Upon consummation of the spin-off, the Escrow Issuer will be merged with and into FTAI Infrastructure Inc. and FTAI Infrastructure Inc. will become the issuer of the Notes. Following the spin-off, FTAI Infrastructure Inc. will hold, directly or indirectly, all of the Company’s infrastructure business. FTAI Infrastructure Inc. intends to distribute the net proceeds from the offering to the Company in connection with the spin-off. The Company intends to use a portion of such net proceeds from the offering to repay certain of its outstanding indebtedness.

The Notes were issued pursuant to an indenture, dated as of July 7, 2022 (the “Indenture”), between the Escrow Issuer and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and notes collateral agent. The Company is filing the Indenture as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Prior to the spin-off, the Notes will not be guaranteed and will be secured solely by funds held in the segregated escrow account until the release of the funds from the escrow account in connection with the spin-off or the Notes are otherwise required to be redeemed pursuant to their terms and the terms of the escrow agreement, dated as of July 7, 2022, among U.S. Bank Trust Company, National Association, as escrow agent and securities intermediary, U.S. Bank Trust Company, National Association, as trustee, and the Escrow Issuer. If, among other things, the spin-off is not consummated by September 10, 2022, the Escrow Issuer will be required to redeem all of the Notes on the Special Mandatory Redemption Date (as defined in the Indenture) in accordance with the terms of the Indenture at a redemption price equal to 100% of the initial issue price of the Notes, plus accrued and unpaid interest from the issue date, to, but excluding, the Special Mandatory Redemption Date.

Following the spin-off, the obligations of FTAI Infrastructure pursuant to the Notes will be unconditionally guaranteed, jointly and severally, by all of the subsidiaries of FTAI Infrastructure other than Excluded Subsidiaries (as defined in the Indenture) (collectively, the “guarantors”), which such Excluded Subsidiaries, following the spin-off, will constitute all of the subsidiaries of FTAI Infrastructure other than the subsidiaries comprising the Transtar business.

Following the spin-off, the Notes will (1) be the senior obligations of FTAI Infrastructure and the guarantors and secured, subject to permitted liens and certain other exceptions, by a first-priority lien on substantially all tangible and intangible assets of FTAI Infrastructure and the guarantors on an equal and ratable basis with all future senior secured obligations of FTAI Infrastructure and the applicable guarantor that constitute Equal Priority Obligations (as defined in the Indenture), (2) be effectively senior to our and our guarantors’ existing and future debt that is not secured by the Collateral (as defined in the Indenture), to the extent of the value of the Collateral, and (3) rank (i) equal in right of payment with all existing and future senior indebtedness of FTAI Infrastructure or the applicable guarantor, as the case may be, (ii) senior in right of payment to all existing and future subordinated indebtedness of FTAI Infrastructure and the guarantors, (iii) effectively senior to all existing and future unsecured indebtedness and indebtedness that is not secured by the Collateral of FTAI Infrastructure and the applicable guarantor, to the extent of the value of the Collateral (after giving effect to the sharing of such value with holders of equal or prior ranking liens on the Collateral), (iv) effectively junior to all indebtedness of FTAI Infrastructure and the guarantors secured by assets that are not Collateral to the extent of the value of such assets, (v) equal to all existing and future indebtedness of FTAI Infrastructure and the guarantors that is secured by the Collateral on a first-priority basis, to the extent of the value of the Collateral and (vi) structurally subordinated to all holders of indebtedness, other liabilities (including trade creditors) and preferred stock of our non-guarantor subsidiaries and unconsolidated entities.

The Notes will bear interest at a rate of 10.500% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2022, to persons who are holders of record of the Notes on the immediately preceding May 15 and November 15, respectively.

The Indenture limits the ability of FTAI Infrastructure and its restricted subsidiaries to, among other things, incur indebtedness, encumber their assets, make restricted payments, create dividend restrictions and other payment restrictions that affect FTAI Infrastructure’s restricted subsidiaries, permit certain subsidiaries to incur or guarantee certain indebtedness, enter into transactions with affiliates and sell assets, in each case subject to certain qualifications and exceptions set forth in the Indenture.

In the event of a Change of Control (as defined in the Indenture), each holder of the Notes will have the right to require FTAI Infrastructure to repurchase all or any part of that holder’s Notes at a purchase price of 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of such repurchase.

The Notes will mature on June 1, 2027. Prior to June 1, 2025, FTAI Infrastructure may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including the applicable redemption date, plus a “make-whole” premium. On or after June 1, 2025, FTAI Infrastructure may redeem some or all of the Notes at any time at declining redemption prices (in each case expressed as a percentage of the principal amount on the redemption date) equal to (i) 105.250% beginning on June 1, 2025, and (ii) 100.000% beginning on June 1, 2026 and thereafter, plus, in each case, accrued and unpaid interest, if any, to, but not including, the applicable redemption date.  In addition, FTAI Infrastructure may also redeem up to 40% of the aggregate principal amount of the Notes at any time prior to June 1, 2025, with the net proceeds from certain equity offerings, subject to the satisfaction of certain conditions.

The foregoing description of the Indenture contained herein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of July 7, 2022, between FTAI Infra Escrow Holdings, LLC and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

Cautionary Language Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to FTAI Infrastructure’s and the Company’s anticipated use of the net proceeds from the offering and statements regarding the proposed spin-off.  Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to the Company.  You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words.  Any forward-looking statements contained in this communication are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us.  The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved.  Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity.  Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the risk factors set forth in (i) Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, as updated by annual, quarterly and other reports the Company files, and (ii) “Risk Factors” of FTAI Infrastructure’s registration statement on Form 10, filed with the Securities and Exchange Commission on April 29, 2022, as amended on May 24, 2022 and July 1, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:	/s/ Joseph P. Adams, Jr.
Name:	Joseph P. Adams, Jr.
Title:	Chief Executive Officer

Date:      July 7, 2022